Exhibit 10.1
EARNEST MONEY CONTRACT AND AGREEMENT
          THIS EARNEST MONEY CONTRACT AND AGREEMENT, dated for reference purposes as of May 26, 2006, is made and entered into by and between NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (hereinafter together referred to as “Seller”), and NUVASIVE, INC., a Delaware corporation (“Purchaser”).
          The mailing, delivery or negotiation of this Earnest Money Contract and Agreement by Seller or Purchaser or their agents or attorneys shall not be deemed an offer by Seller or Purchaser to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Earnest Money Contract and Agreement shall not be binding upon Seller or Purchaser, nor shall Seller or Purchaser have any obligations, liabilities or rights with respect thereto, or with respect to the Property (as hereinafter defined), unless and until Seller and Purchaser have executed and delivered this Earnest Money Contract and Agreement to the Escrow Agent (as hereinafter defined). Until such execution and delivery of this Earnest Money Contract and Agreement, either Seller or Purchaser may terminate all negotiations and discussions of the subject matter hereof, with or without cause and for any reason without recourse or liability.
ARTICLE I
DEFINITIONS
          The terms hereinafter used shall have the following meanings unless the context of this Contract requires otherwise:
          “Building” shall refer to that certain building situated on the Land commonly known as 4670 Shelby Drive, Memphis, Tennessee.
          “Buyer’s Agent” means Equis Corporation.
          “Closing” means the closing of the purchase and sale contemplated herein as described in Article IV hereof.
          “Closing Date” means the date on which the Closing occurs.
          “Commission” means the brokerage fee payable to Seller’s Agent pursuant to a separate written agreement between Seller and Seller’s Agent, which shall be paid by Seller in accordance with Article XI hereof.
          “Contract” means this Earnest Money Contract and Agreement and all written amendments, modifications, and supplements thereto executed by both Purchaser and Seller.
          “Deposit” means the total sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), to be paid in accordance with Section 2.03 hereof, including any and all interest earned thereon, if any, while in possession of the Escrow Agent.
          “Earnest Money Deposit” means the total sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), comprised of the Good Faith Deposit and the Deposit to be paid in accordance with Section 2.03 hereof, including any and all interest earned thereon, if any, while in the possession of the Escrow Agent.

          “Effective Date” means the date the LOI (hereinafter defined) has been signed by both Purchaser and Seller, and the Escrow Agent has received the Good Faith Deposit.
          “Escrow Agent” means First American Title Insurance Company, with its office located at 3 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Ms. Jennifer M. Leuschner, Phone No.: 713-850-0455 ext. 1418, Fax: 713-850-0456 pursuant to the terms and conditions of the Escrow Agreement and Section 2.03 hereof.
          “Escrow Agreement” means that certain Escrow Agreement dated as of April 25, 2006 among Seller, Purchaser and Escrow Agent.
          “Existing Survey” means any existing survey of the Real Property in the possession or control of Seller.
          “Existing Title Exceptions” means (i) all of the exceptions to title that may be set forth in the Title Commitment and (ii) matters shown on the Existing Survey or the Survey that indicate the existence of encumbrances, encroachments and other matters affecting title not listed in the Title Commitment.
          “Good Faith Deposit” means the total sum of One Hundred Thousand and No/100 Dollars ($100,000.00), paid in accordance with Section 2.03 hereof, including any and all interest earned thereon, if any, while in possession of the Escrow Agent.
          “Improvements” shall mean Seller’s right, title and interest in to and under the Building and all other improvements constructed on the Land as of Closing.
          “Inspection Period” means the period that commenced on the Effective Date and expiring at 5:00 p.m. (New York City time) on May 26, 2006, during which time Purchaser shall review and inspect the Property.
          “Land” means that certain parcel of real property situated in Memphis, Shelby County, Tennessee, legally described on Exhibit A attached hereto.
          “Leases” means those certain Lease Agreements described on Exhibit F annexed hereto and made a part hereof and any amendment or modification thereof or any new lease entered into in accordance with the terms of this Contract.
          “LOI” shall mean that certain letter of intent dated as of April 24, 2006 between Seller and Purchaser with respect to the sale contemplated hereby.
          “Outside Closing Date” means June 6, 2006.
          “Owner’s Title Policy” means a policy of title insurance with respect to the Real Property issued by the Title Company to Purchaser, in a face amount equal to the Total Purchase Price on American Land Title Association Form 1970.
          “Permitted Exceptions” means the Existing Title Exceptions to which Purchaser shall not object or to which Purchaser shall waive its objection, if any, all in accordance with Section 3.04, as well as all of the following:

1.	Zoning regulations and ordinances, building restrictions and regulations of governmental agencies having jurisdiction over the Land and the Improvements;

2.	The lien of any real estate taxes, water charges, sewer rents, vault taxes and assessments not yet due and payable, provided that apportionment thereof is made as provided in this Contract;

3.	Uniform Commercial Code financing statements or conditional bills of sale, provided that either (i) such statements were filed on a date more than five years prior to the Closing Date, or (ii) a tenant is the debtor thereunder;

4.	The lien of any assessment which is or may become payable in annual installments of which any installment is then a charge or a lien, provided that apportionment thereof is made as provided in this Contract;

5.	Any matters disclosed by the Existing Survey or the Survey, which are not disapproved by Purchaser during the Inspection Period.

6.	Rights of electric, gas, steam, telephone, cable, water and any other utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cables, boxes and related equipment upon, under and above the Real Property, provided same are not violated by, and do not prohibit, the existence of, or unreasonably interfere with the present use of the Improvements;

7.	Possible variations between the legal description of the Land described on Exhibit A hereto and on the tax maps;

8.	The Leases, as in effect on the Outside Closing Date, subject to the terms of this Contract; and

9.	Certain existing exceptions to title set forth on Exhibit D hereto, which are contained in that certain Leasehold Owner’s Title Insurance Policy dated December 30, 1999 issued to Seller by Chicago Title Insurance Company.
          “Personal Property” shall mean the right, title and interest of Seller in and to those certain items of personal property more particularly described on Exhibit G attached hereto located on the Land and used in connection with the operation of the Land and the Improvements.
          “PILOT Lease” means that certain Real Property Lease Agreement dated December 31, 1999 between The Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (the “IDB”), as lessor, and Seller, as lessee, recorded as Instrument No. JY 0086 in the Register’s Office of Shelby County, Tennessee.
          “Property” means collectively (i) the Real Property; (ii) the Personal Property; (iii) the Improvements; (iv) Seller’s interest in the Leases; and (v) Seller’s interest in the Service Contracts that Purchaser elects to assume during the Inspection Period in accordance with the terms hereof, provided same are transferable at no cost to Seller.
          “Property Manager” means the property manager for the Real Property engaged by Seller, CB Richard Ellis – Memphis.

          “Real Property” means the Land and the Improvements, collectively.
          “Seller’s Agent” means CB Richard Ellis.
          “Service Contracts” shall mean all written agreements, contracts, work orders and purchase orders for the operation, maintenance, repair and supplies for the Real Property to which Seller is a party, together with any and all amendments thereto, more particularly described on Exhibit H attached hereto.
          “Survey” means a survey certified to Purchaser, Seller and the Title Company dated after the Effective Date and that is made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by the American Land Title Association, American Congress on Surveying and Mapping and the National Society of Professional Surveyors in 1999 and which shall include the following optional Table A items 1-4, 7a, 7b(1), 8-10 and 13 or the equivalent sections of Table A of the 2005 ALTA/ACSM Survey Standards. The following additional Table A requirements shall be added at Purchaser’s expense: 6, 11(a), 11(b), 14 and 17.
          “Title Commitment” means a written commitment to issue the Owner’s Title Policy and committing the Title Company to issue such title policy promptly following Closing and upon payment of the premium therefor, subject only to the standard printed exceptions and to all Permitted Exceptions.
          “Title Company” means First American Title Insurance Company, with its office located at 3 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Jennifer Leuschner, Phone No.: 713-850-0455, ext. 1418, Fax: 713-850-0456.
          “Title Documents” means each recorded instrument that is listed on the Title Commitment.
          “Total Purchase Price” means the total purchase price for the Property, which shall be THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00).
ARTICLE II
PURCHASE AND SALE: PURCHASE PRICE; EARNEST MONEY
        2.01. Purchase and Sale. Seller hereby agrees to sell and transfer and Purchaser hereby agrees to purchase the Property for the consideration and upon and subject to the terms, provisions, and conditions set forth in this Contract. The consideration for such purchase and sale shall be the Total Purchase Price.
        2.02. Payment of Total Purchase Price. The Total Purchase Price, as adjusted in accordance with Section 4.04, shall be payable at Closing by wire transfer of immediately available U.S. funds.
        2.03. Earnest Money. For the purpose of securing the performance of Purchaser under the terms and provisions of this Contract, Purchaser has delivered to the Escrow Agent the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Good Faith Deposit”) following execution of the LOI and prior to the date hereof.
          Upon expiration of the Inspection Period and provided that Purchaser has not exercised its right to terminate this Contract, Purchaser shall deliver an additional One Hundred Fifty Thousand and

No/100 Dollars ($150,000.00) (the “Deposit”) for an aggregate of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the Good Faith Deposit and the Deposit collectively hereinafter referred to as the “Earnest Money Deposit”) are non-refundable, except as otherwise provided herein.
          The Earnest Money Deposit shall be deposited into an interest bearing, readily available, liquid, federally insured account(s). The account(s) to which the funds are deposited shall be an escrow or trust account(s) of the Escrow Agent and the Earnest Money shall at all times be fully covered by federal insurance so that no portion of the Earnest Money shall ever be at risk. The Earnest Money Deposit (together with any interest earned thereon) shall constitute the Earnest Money hereunder and shall be held, invested, and disbursed pursuant to the respective terms and provisions hereof and of the Escrow Agreement.
          If Purchaser terminates this Contract on or before the expiration of the Inspection Period in accordance with Section 3.05 hereof, the Good Faith Deposit shall be promptly returned to Purchaser together with all interest earned thereon. Following the expiration of the Inspection Period, Purchaser shall only be entitled to the return of the Earnest Money Deposit from the Escrow Agent in the event this Contract is terminated pursuant to its terms under circumstances that entitle Purchaser to a return of the Earnest Money Deposit.
ARTICLE III
TITLE AND SURVEY MATTERS
        3.01 Title Commitment. Purchaser has obtained the Title Commitment from the Title Company, together with copies of the Title Documents.
        3.02. Survey. Within twenty-one days following the Effective Date, Seller shall exercise reasonable business efforts to cause to be delivered a copy of the Survey to Purchaser and to the Title Company.
        3.03. Property Information. Seller shall within three (3) business days following the Effective Date cause to be delivered to Purchaser the following to the extent and if available to Seller: (i) the Leases, (ii) all third-party environmental reports or studies, (iii) any Existing Surveys, title policies or reports and any site plans of the Land or Improvements, (iv) the Service Contracts, (v) copies of ad valorem tax receipts for calendar years 2003, 2004, 2005 and 2006, if available, (vi) copies of all plans, specifications, drawings and topographic maps of the Improvements, (vii) copies of all operating statements or reports prepared by or on behalf of Seller for calendar years 2003, 2004 and 2005 and for all available periods during calendar year 2006, (viii) copies of any certificates of occupancy and warranties with respect to the Property and equipment, (ix) copies of all property condition reports prepared by third parties for Seller, (x) an operating budget for calendar year 2006 for the Property, (xi) any marketing materials prepared by Seller or its agents or representatives for the Property, (xii) the PILOT Lease, (xiii) utility bills, (xiv) Flight Safety certificate of insurance, (xv) soils and grading reports and (xvi) a copy of the notice to vacate given to Essex Brownell. All of the items delivered to or made available for inspection by Purchaser are sometimes hereinafter referred to as the “Property Information”.
        3.04. Permitted Exceptions. All Existing Title Exceptions and all matters shown on the Survey of the Property not objected to by Purchaser by delivery of written notice to Seller on or before the end of the Inspection Period shall be Permitted Exceptions. If Purchaser objects in writing to Seller prior to the foregoing deadline (“Purchaser’s Objection Notice”), Seller may (but shall not be obligated to, and Seller shall have no obligation to expend any money with respect thereto) cure such objection(s), in which event Purchaser shall have no right to terminate this Contract. Seller shall advise

Purchaser as to whether Seller is unwilling or unable to cure any objection set forth in Purchaser’s Objection Notice within five (5) business days following receipt of Purchaser’s Objection Notice. If Seller so notifies Purchaser, Purchaser may, as its sole and exclusive remedies, exercisable not later than five (5) business days after receipt of the aforesaid notice from Seller, either (i) waive its objections or (ii) terminate this Contract. If Purchaser shall fail to deliver timely written notice of the termination of this Contract because of Seller’s failure to cure Purchaser’s objection(s), Purchaser shall be deemed to have waived any objection that is not cured. If Purchaser terminates this Contract, Purchaser shall then be entitled to the return of the Earnest Money and all interest accrued thereon and except for obligations that expressly survive termination of this Contract, Purchaser and Seller shall have no further obligations to each other under this Contract.
        3.05. Inspection Period. Purchaser may terminate this Contract at any time during the Inspection Period, for any reason in Purchaser’s sole discretion. If Purchaser shall, within such period, deliver written notice of termination of this Contract to Seller by telecopy as provided in Article IX hereof, Purchaser shall be entitled to receive a return of the Earnest Money Deposit deposited by Purchaser and held by Escrow Agent and all interest accrued thereon. The parties shall thereafter have no further obligations hereunder except those that expressly survive termination of this Contract. If Purchaser fails to deliver written notice of termination of this Contract within said period, Purchaser shall be deemed to have waived such right to terminate.
        3.06. Inspections. (a) Subject to the rights of the Tenants under the Leases, Seller shall allow Purchaser and Purchaser’s agents and representatives reasonable access to the Real Property (during business hours or such other time reasonably agreeable to Purchaser and Seller) for purposes of any non-intrusive physical or environmental inspection of the Property, interviews of the Tenants and review of the leases, books and records and other matters. Purchaser shall not meet with or interview Tenants without a representative of Seller present. Purchaser neither has nor shall communicate with the Tenants without prior written approval from Seller, which shall not be unreasonably withheld. During the Inspection Period, Purchaser shall notify Seller in writing which, if any, of the Service Contracts Purchaser desires to assume. Any Service Contracts that are not assumed by Purchaser shall be terminated by Seller, without cost to Purchaser, as of the Closing Date. Purchaser’s failure to give such notice shall constitute an election to assume all of the Service Contracts. PURCHASER HAS NOT AND SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE REAL PROPERTY, INCLUDING ENVIRONMENTAL TESTING OF THE SURFACE OR SUBSURFACE, SOILS, SURFACE WATER OR GROUND WATER OF THE PROPERTY NOR ANY INVASIVE ENGINEERING TESTING, WHATSOEVER WITHOUT SELLER’S PRIOR WRITTEN CONSENT, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD PROVIDED THAT SELLER SHALL HAVE THE RIGHT TO REASONABLY APPROVE THE PARTIES PERFORMING SUCH WORK AND THE SCOPE OF SUCH WORK. PURCHASER’S BREACH OF THE FOREGOING PROHIBITION SHALL ENTITLE SELLER, AT ITS OPTION, IMMEDIATELY TO DECLARE THIS CONTRACT TO BE TERMINATED AND SELLER SHALL BE ENTITLED TO THE EARNEST MONEY.
          (b) Purchaser agrees that, in making any permitted physical or environmental inspections of the Real Property, Purchaser or Purchaser’s agents have carried and will in the future carry not less than Two Million Dollars ($2,000,000) commercial general liability insurance with contractual liability endorsement which insures Purchaser’s Indemnity Obligations (as hereinafter defined), contains a waiver of subrogation and names Seller, as an additional insured and will provide Seller with written evidence of same, will exercise commercially reasonable efforts not to interfere with the activity of the Tenants or any persons occupying or providing services at the Real Property, will not, except as required by law, reveal to any third party not approved by Seller the results of its inspections (other than its lenders, advisors, partners, consultants and attorneys, provided they each agree in writing to hold the

Property Information in confidence), and will restore promptly any physical damage caused by the inspections. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections or to interview or otherwise speak with the Tenants of the Real Property, and Seller reserves the right to have a representative present. Purchaser agrees to provide Seller with a copy of any inspection report upon Seller’s written request, which agreement shall survive Closing and any termination of this Contract. Purchaser agrees (which agreement shall survive Closing and any termination of this Contract) to indemnify, defend, and hold Seller and its managers, agents, partners and their respective employees, officers and directors, free and harmless from any loss, personal injury, property damage, claim, lien, cost or expense, including reasonable attorneys’ fees, arising out of any of its inspections of the Property (excluding the mere reporting or discovery of an existing condition), any breach of the foregoing agreements by Purchaser in connection with the inspection of the Property, or otherwise from the exercise by Purchaser or its agents or representatives of the right of access under this Section 3.06 (collectively, “Purchaser’s Indemnity Obligations”). Any inspections shall be at Purchaser’s sole expense. The terms and provisions of this Section 3.06(b) shall survive Closing and any termination of this Contract.
          (c) Except as otherwise expressly set forth herein, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Purchaser in connection with Purchaser’s inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller’s possession). It is the parties’ express understanding and agreement that such materials have been provided only for Purchaser’s convenience in making its own examination and determination during the Inspection Period as to whether it wishes to purchase the Property, and, in doing so, Purchaser has and shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.
          3.07. Confidentiality. Except as provided in Section 3.06 hereof or otherwise required by applicable law, rule, regulation or order, each of Seller and Purchaser agrees with the other that it has no present intention of making, and shall not, without the prior written consent of the other, make in the future any public announcement about the purchase and sale transaction contemplated hereby or of any of the terms hereof, including without limitation, the results of any inspection, test, survey, or study conducted pursuant to Section 3.06 hereof unless required by law. If this Contract is terminated for any reason, Purchaser shall promptly return to Seller all of the documents and information theretofore delivered to Purchaser by Seller in connection with this Contract, including, without limitation, all documents recited in Section 3.03 hereof, plus every report of findings obtained pursuant to Section 3.06 hereof, and all copies of any of the foregoing documents made by Purchaser, but without representation, warranty or liability therefor. At any time prior to the Closing Date, or at any time if this Contract is terminated, Purchaser shall not deliver any of the documents theretofore delivered to Purchaser by Seller or obtained by Purchaser pursuant to Section 3.06 hereof, or otherwise transmit any of the information contained in any such documents, to any third party except Purchaser’s counsel, lenders, partners, consultants and other advisors, engaged to help Purchaser in its analysis of the Property, on a need-to-know basis, provided such individuals are advised of and agree to the same burdens of confidentiality and nondisclosure as Purchaser. Purchaser agrees to indemnify and hold Seller harmless from and against any actual loss, injury, damage, claim, lien, cost or expenses, including reasonable attorneys’ fees, arising from a breach of the foregoing confidentiality agreement. The covenants set forth in this Section 3.07 shall survive the termination or Closing of this Contract. Except with respect to the Purchase Price, which shall remain confidential, this Section 3.07 shall lapse and be of no further force or effect after the Closing.

          3.08. PROPERTY CONDITION. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS INSPECTED OR WILL INSPECT THE PROPERTY PURSUANT TO THE PROVISIONS OF SECTION 3.06 HEREOF, TO ITS SATISFACTION AND IS QUALIFIED OR WILL RETAIN PERSONS THAT ARE QUALIFIED TO MAKE SUCH INSPECTION. PURCHASER ACKNOWLEDGES THAT IT IS FULLY RELYING ON PURCHASER’S (OR PURCHASER’S REPRESENTATIVES’) INSPECTIONS OF THE PROPERTY AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES EXCEPT FOR SELLER’S REPRESENTATIONS AS EXPRESSLY SET FORTH HEREIN OR IN ANY OF THE DOCUMENTS DELIVERED AT CLOSING. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS (OR PURCHASER’S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THE OPPORTUNITY TO THOROUGHLY INSPECT AND EXAMINE THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY, PROVIDED SELLER GRANTS CONSENT AS REQUIRED PURSUANT TO SECTION 3.06 HEREOF), AND PURCHASER ACKNOWLEDGES THAT PURCHASER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT AND THE PURCHASE, PURCHASER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS “AS IS”, “WHERE IS” CONDITION, AND WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY OF THE DOCUMENTS DELIVERED AT CLOSING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO PURCHASER, SELLER AND SELLER’S OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AFFILIATES (“SELLER’S RELATED PARTIES”) HAVE MADE NO, AND SPECIFICALLY DISCLAIM, AND PURCHASER ACCEPTS THAT SELLER AND SELLER’S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS OTHERWISE PROVIDED IN THIS CONTRACT OR IN ANY OF THE DOCUMENTS DELIVERED AT CLOSING), OF OR RELATING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, OF OR RELATING TO (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, TENANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION, (II) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT, (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY, (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, OR THE COMPLIANCE OF THE PROPERTY WITH REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, AND (V) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON OR UNDER THE PROPERTY. PURCHASER ACKNOWLEDGES THAT ANY CONDITION OF THE PROPERTY WHICH PURCHASER DISCOVERS OR DESIRES TO CORRECT OR IMPROVE PRIOR TO OR AFTER THE CLOSING DATE SHALL BE AT PURCHASER’S SOLE EXPENSE. EXCEPT AS OTHERWISE PROVIDED IN THIS CONTRACT OR IN ANY OF THE DOCUMENTS DELIVERED

AT CLOSING, PURCHASER, SOLELY ON ITS OWN BEHALF BUT NOT ON BEHALF OF ANY THIRD PARTY, EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL LAW, STATE OR OTHER LAW THAT PURCHASER MIGHT OTHERWISE HAVE AGAINST SELLER RELATING TO THE PAST, PRESENT OR FUTURE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 3.08 SHALL SURVIVE THE CLOSING.
ARTICLE IV
CLOSING
        4.01. Time of Closing. The Closing shall be held at 10 A.M. local time on the Outside Closing Date in escrow at the Title Company, or as otherwise designated by Purchaser and Seller, time being of the essence. Any failure on the part of the Purchaser or Seller to be ready, willing and able to close on such Outside Closing Date shall be deemed a material default hereunder. Closing may be held at an earlier date mutually satisfactory to Seller and Purchaser. If the Outside Closing Date is not a business day, Closing shall be held on the next succeeding business day.
        4.02. Seller’s Obligations. At Closing, Seller shall deliver or cause to be delivered to Purchaser the following:
          (a) An assignment and assumption of the PILOT Lease (substantially in the form of Exhibit B), duly executed and acknowledged.
          (b) An assignment and assumption of the Leases and the Service Contracts that Purchaser has elected to assume during the Inspection Period (substantially in the form of Exhibit C) duly executed and acknowledged (the “Assignment and Assumption of Leases and Service Contracts”). Seller shall deliver written notice of termination at Closing of any Service Contract which (x) Purchaser requests that Seller terminate in writing at least ten (10) days prior to Closing and (y) is terminable without cost or penalty to Seller.
          (c) A standard form of tenant notice letter (substantially in the form of Exhibit E), duly executed, informing the Tenant that the Property has been sold (the “Tenant Notice Letters”).
          (d) A certificate (substantially in the form of Exhibit I) indicating that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and Income Tax Regulations.
          (e) Such other affidavits or documents as are reasonably required under Tennessee law to consummate these transactions, in form and substance acceptable to Seller.
          (f) The originals of the Leases, all Service Contracts that Purchaser has elected to assume and certificates of occupancy for the Improvements, to the extent such items are in Seller’s possession.
          (g) Seller shall obtain and deliver the following to Purchaser at or prior to Closing:
               (i) a Tenant Estoppel Certificate substantially in the form of the attached as Exhibit K (a “Tenant’s Estoppel Certificate”) from Flight Safety International, Inc. (“Flight Safety”) dated within thirty (30) calendar days of the Closing Date. Anything herein to the contrary notwithstanding, a Tenant Estoppel Certificate satisfying the requirements contained in such Tenant’s Lease, without material modification, shall be deemed satisfactory for purposes of this Section 4.02(g)(i);
               (ii) a No Default Certificate from the Lessor under the PILOT Lease pursuant to Section 12.09 of the PILOT Lease; and
               (iii) the Property, free from tenancies, with the exception of Flight Safety.
     The foregoing deliveries in clauses (i), (ii) and (iii) are hereinafter collectively referred to as the “Required Deliveries”. Seller shall use commercially reasonable efforts to obtain the Required Deliveries. If Seller is unable to obtain and deliver the Required Deliveries to Purchaser at or prior to Closing, then Purchaser shall have the right, as its sole and exclusive remedy, to terminate this Contract by delivering written notice of termination to Seller and the Escrow Agent, whereupon Purchaser shall receive a return of the Earnest Money Deposit and all accrued interest thereon and thereafter neither of the parties hereto shall have any further rights or obligations hereunder whatsoever, except for such rights or obligations that, by the express terms hereof, survive any termination of this Contract.
          (h) Original Tenant files, building plans, warranties and keys to the extent such items are in Seller’s possession.
     4.03. Purchaser’s Obligations. At Closing, Purchaser shall deliver to Seller the Total Purchase Price required pursuant to Section 2.02 and as adjusted in accordance with Section 4.04. Purchaser shall execute and deliver the Tenant Notice Letters (acknowledging that it has received and is responsible for the Tenant’s security deposit and specifying the exact dollar amount of the deposit to be delivered to each tenant for whom Seller delivers a security deposit to Purchaser, with a copy for Seller), the Assignment and Assumption of the PILOT Lease, the Assignment and Assumption of Leases and Service Contracts and such other documents as the Title Company shall reasonably require or as are customary for transactions similar to the purchase and sale under this Contract, if any.
     4.04. Adjustments. The following items shall be credited, debited and otherwise adjusted and prorated between Seller and Purchaser to the Closing Date, and the resulting calculation shall be an adjustment to the Total Purchase Price payable at Closing pursuant to Section 2.02 hereof (where appropriate, such adjustments shall be made on the basis of a year of 12 months, 30 days to the month, with Purchaser receiving all income and being responsible for all expenses relating to the Property on and after the Closing Date):
          (a) General property tax (or payments in lieu of taxes) (state, county, municipal, school and fire district) upon the Property for the then current tax fiscal year based upon the latest available tax bills or assessment information, whether for that year or the preceding year, unless the taxes are paid directly by the Tenant under the Lease in which case no proration of general property tax shall be made.
          (b) Special taxes or assessments, if any, upon the Property assessed or becoming a lien prior to the date hereof (but only a prorata share of the then current installment of such special taxes or assessment, if any, shall be charged as a credit against the Total Purchase Price), Purchaser agreeing to assume all liability for future installments and deferred payments.
          (c) Fuel, electricity, water, sewer, gas, electric, telephone and other utility charges not payable directly to the utility companies by Tenant under the Lease (such proration to be based upon meter readings the day prior to the Closing Date), and assigned deposits, if such deposits shall be assignable (except such metered utility charges which Seller shall cause to be read on the business day prior to the Closing Date and billed to Seller), Purchaser agreeing to assume all liability for future utility payments. Any deposits assigned to Purchaser shall be credited to Seller at the Closing.
          (d) Security deposits, amounts payable and/or prepaid under the Service Contracts and the Owner’s Association dues being assumed by Purchaser. Any security deposits and prepaid amounts assigned to Purchaser shall be credited to Seller at the Closing.
          (e) Unapplied security deposits in Seller’s possession or control and accrued and/or prepaid rentals, and other charges under the Leases. For purposes of this Section 4.04(e) the terms rentals and rents shall be deemed include basic or fixed rental, percentage rental and operating expense payments made by the Tenant under the Lease. Unpaid rents shall not be adjusted, and the right to collect the same shall be assigned to Seller (provided that Purchaser shall, subsequent to Closing, remit any collections — applying any payment received from a Tenant formerly delinquent first to the rentals due to Purchaser for the month of Closing and any remaining rents will be delivered promptly to Seller for any rents accrued and unpaid for periods prior to Closing). Seller shall have a continuing right to attempt to collect any delinquent rentals and to prosecute any pending claims for sums owed to Seller for periods prior to Closing pursuant to pending bankruptcy proceedings affecting any Tenant. Following Closing, Purchaser shall cooperate with Seller and provide such information as Seller may reasonably request to ensure that post-closing re-prorations, including without limitation, delinquent rent re-prorations, are performed in accordance with the foregoing. The provisions of this Section 4.04(e) shall survive the Closing for a period of one (1) year after Closing.
          (f) Rents, if any, under the PILOT Lease.
          (g) Items not prorated, or prorated on the basis of an estimate or in error shall be readjusted after Closing upon receipt of information showing the amount that should have been prorated at Closing, or upon discovery of such error, and either party owing the other any sums after such readjustment shall be paid within one (1) month of such information or discovery of such error; provided that all prorations shall be final one (1) year after Closing. The provision of this Section 4.04(e) shall survive the Closing for a period of one (1) year after Closing.
        4.05. Closing Costs. All costs of closing the sale and purchase of the Property shall be borne as follows:
          (a) Purchaser shall bear the cost of (i) search and exam fees and the premium for the Owner’s Title Policy, including the cost of all endorsements to the Owner’s Title Policy, (ii) the cost of any mortgagee’s policy of title insurance, including the cost of any endorsements thereto, (iii) all of Purchaser’s due diligence costs, (iv) any transfer taxes associated with the conveyance and/or transfer of the Property, (v) one-half of any escrow costs charged by the Title Company and (vii) any modifications to the Survey required by Purchaser or its lender;
          (b) Seller shall bear the cost of (i) preparation of the deed or Assignment of the PILOT Lease and the cost of recording same, (ii) one-half of any escrow fee charged by the Title Company, (iii) the cost of obtaining the Survey of the Property, and (iv) the brokerage fee to Seller’s Agent (pursuant to separate agreement);
          (c) Attorney’s fees of Seller and Purchaser are to be paid by each, respectively; and
          (d) Any other costs related to the transfer of the Property, unless otherwise specified in this Contract, are to be borne in accordance with customary practices in Shelby County, Tennessee.

          4.06. Tax Certiorari. If there be any tax certiorari proceedings or tax protest proceedings pending with respect to the Property, then after deducting the cost of such proceedings including attorneys’ fees, all benefits obtained including, without limitation, any tax refunds attributable to (i) any tax year ended prior to the Closing Date shall be the property of and shall be paid to Seller, (ii) any tax year commencing after the Closing Date may be retained by Purchaser and (iii) the tax year in which the Closing Date occurs shall be the property of and shall be paid to Purchaser subject to apportionment between Seller and Purchaser as of the Closing Date. Purchaser shall have the right to prosecute any such proceedings for the tax year in which the Closing Date occurs by attorneys selected by Purchaser and to settle any such proceedings without the consent of Seller. If Purchaser receives any benefits to which Seller shall be entitled under this Paragraph, Purchaser shall hold the same in trust for the benefit of Seller and promptly remit the same to Seller. The provisions of this Article shall survive the Closing. With respect to any such proceedings that are pending for any tax year ended prior to the Closing Date, such proceedings shall be prosecuted by Seller without any expense to Purchaser.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PARTIES
        5.01. Seller’s Representations. Seller hereby represents and covenants, as of the Effective Date, and again as of the Closing:
          (a) As of the Effective Date, (i) Seller, to its knowledge, has not received any notices of a violation of the building code, any applicable zoning ordinances, or other laws relating to the use, ownership, construction or design of the Improvements with respect to the Property (other than notices of violations which have been previously removed or corrected); and (ii) Seller, to its knowledge, is not aware of and has not received any notices of any action or governmental proceeding in condemnation or eminent domain, or for a change in the zoning, which would affect the Property; and
          (b) As of the Effective Date, there are no leases or rental agreements or service agreements affecting the Property that will remain in effect after the Closing Date other than the Leases or rental agreements or service agreements currently affecting the Property and delivered by Seller to Purchaser pursuant to the LOI and this Contract. Between the date hereof and the earlier of the Closing Date or the termination of this Contract, Seller shall not amend, modify or terminate the Leases, except that Seller shall terminate the Lease with Essex-Brownell, nor enter into new leases of space at the Property. Seller has not received any notice of default from any tenant under the Leases, and Landlord has not sent any notice of default to any tenant of the Property within the last six (6) months that remains outstanding.
          (c) That (i) Seller has the capacity and requisite authority to enter into and carry out the terms and provisions of the LOI and this Contract and the transaction contemplated hereby and will provide evidence thereof to Purchaser at Closing; (ii) Seller owns leasehold title to the Property subject to all matters of record; and (iii) no third party has any right to purchase all or any part of Property.
          (d) Seller shall not further encumber the Property or any of the Improvements or Personal Property located thereon. Between the date of the LOI and this Contract and the earlier of the Closing Date or the termination of this Contract, Seller shall not voluntarily create any exception to title to the Property.

          (e) To the best of Seller’s knowledge, as of the date hereof, there is no cause of action or arbitration, or other proceeding pending or threatened in writing which could materially and adversely affect the Property or Seller’s ability to close pursuant to this Contract.
          (f) To the best of Seller’s knowledge, as of the date hereof, Seller has not received any written notice of any violation of any applicable federal, state or local law, statute, ordinance, rule or regulation regulating the use, generation, storage, handling or disposal of any hazardous wastes, toxic, hazardous or dangerous substances or similar substances or materials defined as hazardous, toxic or environmentally unsafe under any of the aforesaid laws, statutes, ordinances, rules or regulations.
          (g) Seller is not currently renovating the Property.
     (h) Subject to a current title search, and to the best of Seller’s knowledge, there are no mechanics liens currently affecting the Property.
          (i) Other than the amounts disclosed by the tax bills delivered or to be delivered by Seller to Purchaser as part of the due diligence materials, supplemental taxes imposed as a result of the transfer of the Property to Purchaser, or the PILOT Lease with the IDB, Seller has received no written notice of any pending proceedings for special assessments of any kind (special, bond or otherwise) to be levied against the Property, or any portion thereof.
          (j) Seller is not a person or entity with whom U.S. persons or entities are restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten or Commit, or Support Terrorism), or other governmental action. Seller is not a “foreign person” as such term is defined in Sections 1445 and 7701 of the Internal Revenue Code of 1986 and the regulations relating thereto.
          (k) Purchaser will have access to all such other documents and written agreements and contracts within Seller’s control or possession containing material information regarding the Property and not of a proprietary, confidential or financial nature.
          (l) The Personal Property listed on Exhibit G is all of the Personal Property owned by Seller located at the Property as of the date hereof.
     5.02. Purchaser’s Representations. Purchaser hereby represents to Seller as follows which representations shall survive the Closing:
          (a) Purchaser is a corporation duly organized and validly existing under and by virtue of the laws of the State of Delaware. Purchaser has the power, right and authority to enter into and perform its obligations under this Contract and to consummate the transaction contemplated hereby.
          (b) Purchaser has not dealt with any broker or finder in connection with the transaction contemplated by this Contract other than Buyer’s Agent.
          Each of the representations of Seller contained in Paragraph 5.01 is made as of the Effective Date and will survive for a period of nine months after the Closing. Any claim that Purchaser may have at any time against Seller for a breach of any such representation whether known or unknown, which is not asserted by written notice from Purchaser to Seller within such nine month period will not be valid or effective, and Seller will have no liability with respect thereto. The accuracy in all material respects of the aforesaid representations is a condition precedent to Purchaser’s obligation to close. In the event that on or prior to Closing Seller becomes aware that any of such representations are not correct, Seller shall promptly notify Purchaser of such inaccuracy. If any of said representations is not correct in all material respects at the time the same is made or as of Closing and on or prior to the Closing Purchaser has actual knowledge of such inaccuracy, Purchaser as its sole and exclusive remedies may either (a) terminate this Contract without liability on the part of Seller or Purchaser, other than Purchaser’s obligations to Seller contained in Paragraph 3.06, and the Earnest Money and all accrued interest thereon will be returned to Purchaser, or (b) waive such matter, including the right to make any claim against Seller post-Closing and proceed to Closing. Solely for purposes of this Article V, and with respect to matters known to Purchaser at Closing, “material” shall be defined as any breach for which the cost to cure is more than $25,000 for any individual breach or more than $50,000 in the aggregate for all separate and unrelated breaches. If the cost to cure any one or more of the breaches is not material and Seller does not agree to cure the same, Purchaser’s sole remedy shall be to either (such election of Purchaser to be exercised on or before the Outside Closing Date): (i) waive its rights and claims hereunder with respect to such misrepresentation, and proceed to Closing in accordance with the terms of this Contract, without reduction in the Total Purchase Price, or (ii) terminate this Contract, in which event the Earnest Money shall be returned to Purchaser, and the parties shall have no further obligations hereunder except for obligations that expressly survive the termination of this Contract.
          As used herein, the terms “best of Seller’s knowledge”, “Seller’s actual knowledge” and “Seller’s knowledge” shall mean the current and actual knowledge, without duty of investigation or inquiry, of Ron F. Petit, an employee of Seller who, as of the Effective Date, has primary oversight responsibility within Seller with respect to the Property and is the person within Seller who is most likely to have information relating to the Property; provided, however, that Ron F. Petit shall not have any personal liability in connection with, or arising out of, any representation made by Seller in this Contract.
ARTICLE VI
PRE-CLOSING OPERATION
        6.01. Operation. Seller, at Seller’s sole cost and expense, shall maintain or cause to be maintained the Property in the same manner as it has been maintained prior to the date of this Contract. Notwithstanding anything contained herein to the contrary, from and after the date hereof until Closing or the earlier termination of this Contract, Seller shall not enter into any amendment or modification of any Lease or into any new lease or amendment or modification of any Service Contract or into any new Service Contract, unless Seller obtains Purchaser’s advance written consent to such action, which consent shall not be unreasonably withheld, delayed, denied or conditioned prior to the end of the Inspection Period, and which may be withheld in Purchaser’s sole discretion thereafter; provided, however, no later than three (3) business days after the date hereof, Seller shall deliver to Essex-Brownell, a Tenant at the Property, a thirty (30) day notice to vacate the Property.
          Purchaser further agrees to pay Seller’s Agent a commission in an amount determined pursuant to the commission schedule set forth in Seller’s existing leasing agreement with Seller’s Agent a copy of which has been provided to Purchaser, if, within one hundred eighty (180) calendar days after Closing any portion of the Property is leased to any person or entity (including his/her/its successors, assigns or affiliates) with whom Seller’s Agent has negotiated (either directly or through an agent) and whose identity was disclosed in a list of such persons or entities submitted to Purchaser by Seller’s Agent no later than Closing.
          Purchaser’s obligations under this Section 6.01 shall survive Closing.

ARTICLE VII
BREACH BY SELLER
          If Seller shall fail to fully and timely perform any of its obligations hereunder for any reason except Purchaser’s default, Purchaser shall have the following remedies, which shall be Purchaser’s sole and exclusive remedies: (a) to terminate this Contract and receive a return of the Earnest Money Deposit and all interest accrued thereon or (b) to seek specific performance of Seller’s obligations hereunder. Notwithstanding the foregoing, if Seller defaults under this Contract because it is unable to convey the Property subject to only the Permitted Exceptions due to the existence of any other exception to title to the Property, then Purchaser’s only remedies shall be the right to (i) terminate this Contract and receive a return of the Earnest Money Deposit and all interest accrued thereon or (ii) waive such exception or failure, as applicable, and proceed with the purchase contemplated herein. Purchaser expressly agrees that it shall have no right to seek damages or any other action at law or in equity, and waives its rights, if any, with respect to this transaction under any applicable law. Failure to give notice of intent to specifically enforce this Contract on or before the date which is thirty (30) days after the Outside Closing Date shall constitute an election by Purchaser to (and shall automatically) terminate this Contract, but only in the event of Seller’s breach. Purchaser shall be deemed to have elected to terminate this Contract and receive a return of the Earnest Money Deposit and all interest accrued thereon if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before a date which is sixty (60) days after the Outside Closing Date. In no event shall any damages, rights or remedies for Seller’s pre-Closing breach of this Contract be collectible, enforceable or available to Purchaser other than as provided in this paragraph.
ARTICLE VIII
BREACH BY PURCHASER
          If Purchaser should fail to consummate the purchase of the Property on or before the Outside Closing Date for any reason other than Seller’s default and other than Purchaser’s right to terminate this Contract under any provision contained in this Contract, Seller shall have the right as its sole and exclusive remedy, to terminate this Contract and receive the Earnest Money Deposit from the Escrow Agent, such funds being agreed upon as liquidated damages (and not as a penalty, Seller and Purchaser hereby acknowledging that the amount of damage resulting from a breach of this Contract by Purchaser would be difficult or impossible to accurately ascertain) for the failure of Purchaser to consummate the purchase of the Property as contemplated hereby, and Seller agrees to accept and take the Earnest Money Deposit as its total damages and relief and as its sole and exclusive remedy.
ARTICLE IX
NOTICES
          Any notice, communication, request, reply, consent, or approval (“Notice”) in this Contract provided or permitted to be given or made by either party to the other must be in writing and shall, unless otherwise in this Contract expressly provided, be given or served by depositing the same in the United States mail, postage prepaid and registered or certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to the party to be notified, or by depositing the same with a nationally recognized overnight courier service, charges prepaid, addressed to the party to be notified, or by electronic facsimile transmission delivered by 5:00 p.m. (New York City time) on the date transmitted with the original to be sent by any of the foregoing means.

          Except as otherwise expressly provided in this Contract, Notice deposited with an overnight courier in the manner hereinabove described shall be effective from and after one (1) day (exclusive of Saturdays and Sundays) after such deposit. Notice by electronic facsimile transmission shall be effective upon sending if confirmed receipt is obtained and a copy of such Notice is sent (together with the confirmed receipt) by any of the other means. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purpose of Notice, the addresses for the parties shall, until changed as hereinafter provided, be as follows:
If to Seller, to:
New York Life Insurance Company
51 Madison Avenue, Room 907
New York, NY 10010
Attention: Ron F. Petit
Phone No.: (212) 576-6629
Fax No.: (212) 447-4244
with a copy to:
New York Life Insurance Company
51 Madison Avenue, Room 1104
New York, NY 10010
Attention: Vivian Dubin
Phone No.: (212) 576-4575
Fax No.: (212) 576-7078
and to:
Ronald I. Feldman, Esquire
Shumacker Witt Gaither & Whitaker, P.C.
736 Market Street, Suite 1100
Chattanooga, TN 37402
Phone No.: (423) 425-7003
Fax No.: (423) 266-1842
if to Purchaser, to:
Nuvasive, Inc.
4545 Towne Centre Court
San Diego, CA 92121
Attention: Jason Hannon
Phone No: (858) 909-1979
Fax No.: (858) 909-2000
with a copy to:
O. Jacob Bobek
Equis Corporation
1100 Glendon Avenue, Suite 2160
Los Angeles, CA 90024
Phone No: (310) 689-2267

Mobile No: (310) 429-4319
Fax No.: (310) 689-2270
and to
Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104
Attention: Barbara Gregoratos
Phone No.: (415) 772-6004
Fax No.: (415) 772-2004
          The parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the continental United States of America by at least five (5) days notice to the other party as herein provided.
ARTICLE X
RISK OF LOSS
        10.01. Minor Damage. In the event of loss or damage to the Real Property, or any portion thereof, which is not “Major” (as hereinafter defined), this Contract shall remain in full force and effect, and Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the premises in question and reduce the Total Purchase Price by an amount equal to the lesser of the deductible amount under Seller’s insurance policy or the cost of such repairs as determined in accordance with Section 10.03 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
        10.02. Major Damage. In the event of a “Major” loss or damage, either Seller or Purchaser may terminate this Contract by written notice to the other party, in which event the Earnest Money and all accrued interest thereon shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Contract within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 10.03 hereof), then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the premises in question. In the event that Seller elects to perform repairs upon the Real Property, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing may be extended by Seller a reasonable time not to exceed ninety (90) days in order to allow for the completion of such repairs. Purchaser shall have the right to approve the scope of such work and the contractor to perform such work, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be deemed given if not objected to in writing stating reasons therefor within five (5) business days of receipt of such request for approval. If Seller elects to assign a casualty claim to Purchaser, the Total Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy or the cost of such repairs as determined in accordance with Section 10.03 hereof. In the event such damage is not insured and Purchaser is required to Close the purchase of the Property, the Total Purchase Price shall be reduced by the reasonable actual cost of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. Notwithstanding the foregoing covenants of this Section 10.02, in the event of a Major loss or damage affecting only the unleased and vacant portion of the Building, and if this Contract is not terminated as provided in this Section 10.02, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, and Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance proceeds relating to the premises in question, and the Total Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy or the cost of such repairs as determined in accordance with Section 10.03 above.
        10.03. Definition of “Major” Loss or Damage. For purposes of Sections 10.01 and 10.02, “Major” loss or damage refers to loss or damage to the Real Property such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Fifty Thousand and no/100 Dollars ($50,000.00).
        10.04. Condemnation.
          Any actual taking or condemnation for any public or quasi-public purpose or use as to which Seller receives a notice of taking from any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Property between the date of this Contract and the Closing Date shall, at Purchaser’s option, cause a termination of this Contract. The election to terminate provided hereby must be exercised by Purchaser (or will be deemed to have been waived) by notice to Seller to that effect given within ten (10) days following Purchaser’s receipt from Seller of notice of such condemnation or threat of condemnation.
ARTICLE XI
COMMISSIONS
          Seller has agreed to pay the Commission to Seller’s Agent as real estate broker for this transaction. The Commission shall not be earned and shall not be payable until Closing, the consummation of the purchase and sale contemplated herein, the passing of title to the Property from Seller to Purchaser, and the payment of the Total Purchase Price to Seller; provided that if Closing of this transaction in strict accordance with the terms of this Contract does not occur, regardless of cause, no commission whatsoever shall be due, earned, or payable to Seller’s Agent. The Commission shall be payable in cash at Closing. Seller’s Agent has agreed to pay a fee to Buyer’s Agent. Purchaser and Seller each represents and warrants to the other that except for Seller’s Agent and Buyer’s Agent, there are no other brokers involved in this transaction. Purchaser and Seller each agree to indemnify and hold the other harmless from and against any claims by any broker or third parties (other than Agent) claiming by, through, or under it for brokerage commissions, finder’s fees, or other fees relative to the sale or lease of the Property. The foregoing indemnity shall survive Closing or termination of this Contract.
ARTICLE XII
MISCELLANEOUS
        12.01. Assignment. Subject to the provisions of this Section 12.01, the terms and provisions of this Contract are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Contract without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion, provided, however, Purchaser may assign its rights under this Contract to an affiliated corporation or limited liability company which is controlled and majority owned by Purchaser. In the event Purchaser intends to assign its rights hereunder, (a) Purchaser shall send Seller written notice of its request at least five (5) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Contract in form and substance reasonably satisfactory to Seller, and (c) in no event shall any assignment of this Contract release or discharge Purchaser from any liability or obligation hereunder. Any transfer, directly or indirectly, of any stock (excluding less than a majority interest in publicly traded shares of Purchaser on a national stock exchange), partnership interest or other ownership interest in Purchaser shall constitute an assignment of this Contract.
        12.02. Governing Law. This Contract shall be construed under and in accordance with the laws of the State of Tennessee.
        12.03. Binding on Assigns. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.
        12.04. Severability. In case any one or more of the provisions contained in this Contract for any reason is held to be invalid, illegal, or unenforceable in any respect, that provision or provisions shall not affect any other provision hereunder.
        12.05. Sole Agreement. This Contract constitutes the sole and only agreement of the parties hereto and supercedes any prior understanding or written or oral agreements between the parties respecting the subject matter of this Contract.
        12.06. Gender and Number. Words of any gender used in this Contract shall be held and construed to include any other gender and words in the singular number shall be held to include the plural and vice versa unless the context requires otherwise.
        12.07. Headings. The headings of the articles and sections contained in this Contract are for convenience only and shall not be taken into account in determining the meaning of any provision of this Contract.
        12.08. No Recording. Neither this Contract nor any memorandum hereof shall be recorded in any public records.
        12.09. Business Days. Business days shall not include Saturdays, Sundays, or any national banking holidays.
        12.10. Time of the Essence. Time is of the essence with respect to the performance of each of Purchaser’s obligations under this Contract.
        12.11. Counterparts. This Contract may be executed in counterparts, all such counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be attached to, any other counterparts.
        12.12. Limitation of Liability.
          (a) Notwithstanding anything to the contrary contained in this Contract or any documents executed in connection herewith, if the Closing of the transaction contemplated hereunder shall have occurred, then in no event shall Seller have any liability arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Contract (or any document, affidavit or certificate executed or delivered in connection herewith) (i) unless and until the aggregate amount of all such claims exceeds Twenty-Five Thousand Dollars ($25,000.00) and then only to the extent such aggregate amounts exceed Twenty-Five Thousand Dollars ($25,000.00), or (ii) for any amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) singly or in the aggregate. The foregoing sentence shall not apply to prorations pursuant to this Contract.
          (b) No agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on a party’s behalf or otherwise related to or affiliated with such party (collectively, “Related Parties”), shall have any personal liability, directly or indirectly, under or in connection with this Contract or any agreement made or entered into under or pursuant to the provisions of this Contract, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and each party and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the other party’s assets for the payment of any claim or for any performance, and the parties hereto, on behalf of themselves and their successors and assigns, hereby waives any and all such personal liability.
          (c) The provisions of this Section 12.12 shall survive the Closing or a termination of this Contract.
        12.13. Third Parties. Nothing in this Contract, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Contract upon any other person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Contract intended to relieve or discharge the obligation or liability of any third persons to any party to this Contract, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Contract. This Contract is not intended to and does not create any third party beneficiary rights whatsoever.
        12.14. No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Contract for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy (except to the extent expressly provided herein) nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.
        12.15. WAIVER OF TRIAL BY JURY. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CONTRACT.
ARTICLE XIII
LIKE-KIND EXCHANGE
        13.01. Purchaser’s Cooperation. Purchaser acknowledges that Seller may desire to effect an exchange (the “Exchange”) of the Property for property of like-kind and qualifying use (the “Exchange Property”) pursuant to Section 1031 of the Internal Revenue Code as amended, and the Treasury Regulations promulgated thereunder. Notwithstanding anything contained in this Contract to the contrary, Purchaser agrees that Purchaser shall cooperate with Seller in effecting such Exchange. Seller may effect a deferred “tax-free exchange” under Section 1031 and the Treasury Regulations promulgated thereunder, including, without limitation, through the use of a ‘qualified intermediary” within the meaning of Treasury Regulations Section 1.1031 (k)-1(g)(4) (hereafter a “Qualified Intermediary”), as shall be selected by Seller. Purchaser shall take such steps and execute such documents, including, without limitation, the QI Assignment (as hereinafter defined), as may be reasonably necessary to assist Seller in this regard, except that in no event will Purchaser be obligated to acquire or take title to any Exchange Property or incur any cost, expense or liability (contingent or otherwise) in connection therewith, and any such Exchange shall not unreasonably delay the Closing. Purchaser further agrees to permit Seller to assign its interest (but not its obligations, to the extent such obligations survive the Closing in accordance with the terms of this Contract) in this Contract to a Qualified Intermediary (the “QI Assignment”) as provided in Treasury Regulation Section 1.1031(k)-1(g)(4) on or before the date of the Closing, and Purchaser, upon written notice from Seller, shall pay the Total Purchase Price to such Qualified Intermediary. Notwithstanding the above-described Exchange, Purchaser shall not be obligated to pay any amounts greater than the Total Purchase Price or incur any debt with respect to the Exchange Property or incur any other liability; and Purchaser shall not be required to make any warranties or representations in addition to those contained herein or perform any additional covenants in favor of Seller or any other Person.
        13.02. Survival. The obligations of Seller and Purchaser pursuant to this Article XIII shall survive the Closing.
[Signature Pages Follow]

          IN WITNESS WHEREOF, THIS CONTRACT IS HEREBY EXECUTED by Seller as of the date first above written.

SELLER:

NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company

By:	/s/ Ron Petit

Name:	Ron F. Petit
Title:	Asst. V. P.

          IN WITNESS WHEREOF, THIS CONTRACT IS HEREBY EXECUTED by Purchaser as of the date first above written.

PURCHASER: NUVASIVE, INC., a Delaware corporation
By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

ATTACHMENTS
Exhibit A — Legal Description
Exhibit B — Assignment and Assumption of PILOT Lease
Exhibit C — Assignment and Assumption of Leases and Service Contracts
Exhibit D — Existing Title Exceptions
Exhibit E — Tenant Notice Letter
Exhibit F — Description of Lease
Exhibit G — Personal Property
Exhibit H — Service Contracts
Exhibit I — Seller’s IRC Section 1445 Certificate
Exhibit J — List of Pending Litigation
Exhibit K — Form of Estoppel Certificate

EXHIBIT A
LEGAL DESCRIPTION
Being part of the Industrial Developments International, Inc. property in Memphis, Tennessee, known as Building “B”, and being more particularly described as follows:
Beginning at a point, said point being the southeast corner of M.S. Carriers property as recorded in Instrument BA-8198 at the Shelby County Register’s Office and the north line of Shelby Drive (14 right-of-way); thence N 00º 34’15” E along the east line of the M.S. Carriers property, a distance of 468.50 feet to a point; thence S 89º 25’ 45” E, a distance of 692.44 feet to a point, said point being the centerline of the future Pleasant Hill Road (84 foot right-of-way); thence S 09º 44’ 15” E along the centerline of said road, a distance of 24.58 feet to a point of curvature; thence with a curve to the right, continuing along the centerline of said road, having a 1,125.00 foot radius, an arc distance of 202.40 feet (chord S 04º 35’ 00” E, 202.13 feet) to a point of tangency; thence S 00º34’15” W along the centerline of said road, a distance of 243.00 feet to a point, said point being the north line of Shelby Drive; thence N 89º25’45” W along the north line of Shelby Drive, a distance of 715.00 feet to the point of beginning.

EXHIBIT B
ASSIGNMENT AND ASSUMPTION OF PILOT LEASE

STATE OF TENNESSEE	)

COUNTY OF SHELBY	)	KNOW ALL MEN BY THESE PRESENTS:
     THIS ASSIGNMENT AND ASSUMPTION OF PILOT LEASE (this “Assignment”) is made and entered into as of the                     day of                                          , 2006 by NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (“Assignor”), and                                                                                  (“Assignee”)
WITNESSETH:
     WHEREAS, Assignor is the lessee under that certain Real Property Lease Agreement (“PILOT Lease”) dated December 31, 1999 with The Industrial Development Board of the City of Memphis and County of Shelby, Tennessee as lessor (“Lessor”) recorded as Instrument No. JY 0086 in the Register’s Office of Shelby County, Tennessee covering certain Real Property located in the City of Memphis, Shelby County, Tennessee more particularly described on Exhibit A attached hereto; and
     WHEREAS, Assignor desires to assign the PILOT Lease to Assignee, and Assignee desires to assume the PILOT Lease as hereinafter provided.
     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Assignor hereby assigns and transfers to Assignee, its successors and assigns, all of the right, title and interest of Assignor in the PILOT Lease. Assignee hereby affirmatively and unconditionally assumes the obligations of the lessee under the PILOT Lease arising on or after the date hereof.
     2. Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, costs, loss, liability, damage or expense (including reasonable attorneys fees and court costs) arising out of or related to the assumed obligations under the PILOT Lease on or after the date hereof and/or Assignee’s use or operation of the Real Property arising on or after the date hereof.
     3. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, costs, loss, liability, damage or expense (including reasonable attorneys fees and court costs) arising out of or related to Assignor’s obligations under the PILOT Lease arising prior to the date hereof; provided that the foregoing indemnity shall not extend to any obligations under the PILOT Lease relating to the physical or environmental condition of the Real Property.
      4. This Assignment is made without warranty, representation, or guaranty by, or recourse against, Assignor of any kind whatsoever, except as set forth in and subject to the terms of that certain Earnest Money Contract and Agreement dated                      , 2006 between Assignor and Assignee.
      5. This Assignment shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns.

     6. To facilitate execution of this Assignment, this Assignment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Assignment, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
          EXECUTED as of the day and year first above written.

ASSIGNOR:

NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company

By:
Name:
Title:

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)
          Before me,                                                             , of the state and county aforesaid, personally appeared                                                 , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged him/herself to be                                                              of NEW YORK LIFE INSURANCE COMPANY, the within named bargainor, a New York mutual insurance company, and that he/she as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by him/herself as such officer.
          WITNESS my hand and seal at office in New York, New York this                      day of                                         , 2006.

My commission expires:	Notary Public

[Affix Notarial Seal]

ASSIGNEE:

a corporation

By:
Name:
Title:

Attachments:
     Exhibit A – Legal Description

STATE OF	)
COUNTY OF	)

          Before me,                                                             , of the state and county aforesaid, personally appeared                                                , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged him/herself to be                                                              of                                                                                 , the within named bargainor, a corporation, and that he/she as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by him/herself as such officer.
          WITNESS my hand and seal at office in                                         ,                                          this                      day of                                         , 2006.

My commission expires:	Notary Public

[Affix Notarial Seal]

EXHIBIT C
ASSIGNMENT AND ASSUMPTION OF
LEASES AND SERVICE CONTRACTS

STATE OF TENNESSEE	§

COUNTY OF SHELBY	§	KNOW ALL MEN BY THESE PRESENTS:
          THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SERVICE CONTRACTS (this “Assignment”) is made and entered into as of the       day of                     , 2006 by New York Life Insurance Company, a New York mutual insurance company (“Assignor”), and                                                             , (“Assignee”).
WITNESSETH:
          WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee a leasehold estate in that certain real property together with the improvements situated thereon known as 4670 Shelby Drive, Memphis, Tennessee and legally described on Exhibit A attached hereto (the “Real Property”) pursuant to that certain Earnest Money Contract and Agreement (the “Contract”) dated as of                     , ___, 2006 between Assignor and Assignee; and
          WHEREAS, the Assignor is the lessor under those certain leases (such leases referred to herein as the “Leases”) affecting the Property, which leases are more fully described in Exhibit B attached hereto and made a part hereof for all purposes; and
          WHEREAS, the Assignor is a contracting party under those certain written agreements, contracts, work orders and purchase orders for the operation, maintenance, repair and supplies for the Real Property to which Seller is a party, together with any and all amendments thereto (the “Service Contracts”) which Service Contracts are more fully described in Exhibit C attached hereto and made a part hereof for all purposes; and
          WHEREAS, in accordance with the terms and provisions of the Contract, Assignor is assigning and Assignee is assuming the Leases and Service Contracts as hereinafter provided.
          NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed:
     1. Assignor hereby assigns and transfers to Assignee, its successors and assigns, all of the right, title, and interest of Assignor in the Leases and Service Contracts. Assignee hereby affirmatively and unconditionally assumes the obligations of the lessor under the Leases and of Assignor under the Service Contracts that arise on or after the date hereof. Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, costs, loss, liability, damage or expense (including reasonable attorneys fees and court costs) arising out of or related to the assumed obligations under the Leases and Service Contracts on or after the date hereof and/or Assignee’s use or operation of the Real Property arising on or after the date hereof. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, costs, loss, liability, damage or expense (including reasonable attorneys fees and court costs) arising prior to the date hereof out of or related to

Assignor’s obligations under the Leases and Service Contracts; provided that the foregoing indemnity shall not extend to any obligations under the Leases or Service Contracts relating to the physical or environmental condition of the Real Property.
     2. This Assignment is made without warranty, representation, or guaranty by, or recourse against, Assignor of any kind whatsoever, except as set forth in and subject to the terms of the Contract.
     3. This Assignment shall be binding upon, and inure to the benefit of, all of the parties hereto, their successors and assigns.
     4. To facilitate execution of this Assignment, this Assignment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Assignment, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
          EXECUTED as of the day and year first above written.

ASSIGNOR:

NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company

By:
Name:
Title:

ASSIGNEE:
,

a corporation

By:
Name:
Title:

Attachments:
     Exhibit A – Property
     Exhibit B – Rent Roll

EXHIBIT D
EXISTING TITLE EXCEPTIONS
1.	Subdivision restrictions, building lines and easements of record in Plat Book 135, Page 97, in the Register’s Office of Shelby County, Tennessee.
2.	Declaration of Protective Covenants, Agreements, Easements, Charges and Liens for Southpark of record under Register’s No. CE 8037, in the aforesaid Register’s Office.
3.	Assignment and Assumption of Leases and Guaranties recorded under Register’s No. CN 9678, in the aforesaid Register’s Office.
4.	Parcel F Agreement recorded under Register’s No. CN 9679, in the aforesaid Register’s Office.
5.	Consent to Encroachments recorded under Register’s No. CP 3244, in the aforesaid Register’s Office.
6.	Access and Road Easement Agreement recorded under Register’s No. EE 7037, in the aforesaid Register’s Office.
7.	Easement Contract recorded under Register’s No. BZ 0440, in the aforesaid Register’s Office.
8.	Easement recorded under Register’s No. CK 6140, in the aforesaid Register’s Office.
9.	Real Property Lease Agreement recorded under Register’s No. JY 0086, in the aforesaid Register’s Office.

EXHIBIT E
TENANT LETTER
                                         , 2006
TO ALL TENANTS AT:

TO WHOM IT MAY CONCERN:
          Please be advised that we have conveyed our entire ownership interest in the above-mentioned project to                     , a                                          (“Purchaser”). Your lease agreement, including without limitation, your security deposit of $                     held by Seller pursuant to the terms of your lease, has been assigned and transferred to Purchaser. Therefore all rents and other payments payable pursuant to the terms of the respective leases on or after the date hereof should be payable to:

Very truly yours,

SELLER:

NEW YORK LIFE INSURANCE COMPANY

By:
Name:
Title:
Purchaser hereby confirms and consents to the terms of the foregoing notice and acknowledges that it has assumed all of the landlord’s obligations under the Lease arising on or after the date Purchaser acquired title to the Property, and has received and is responsible for the security deposit referenced above held pursuant to the Lease, if any.

By:
Name:
Title:

EXHIBIT F
LIST OF LEASES
Flight Safety International, Inc.
     Lease dated 8/26/99.
Essex-Brownell.
     Lease dated 11/14/91.
     Amendment dated 8/16/97.
     Landlord’s Consent to Assignment dated 2/02.
     Second Amendment dated 9/12/02.

EXHIBIT G
PERSONAL PROPERTY
None

EXHIBIT H
SERVICE CONTRACTS
1.	Rick Carr Services

2.	Landcare Group

3.	Miller Protective

4.	G&S Electrical Services

EXHIBIT I
GRANTOR’S IRC SECTION 1445 CERTIFICATE

SUBJECT PROPERTY:	That certain tract of land (“Land”), situated in Memphis, Tennessee described in Exhibit A attached hereto.

GRANTOR:	New York Life Insurance Company, a New York mutual insurance company.

GRANTEE:

          Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest (“USRPI”) must withhold tax if the transferor is a foreign person. To inform Grantee that the withholding of tax is not required upon the disposition of a USRPI by Grantor, the undersigned hereby certifies to the following on behalf of Grantor:
     1. Grantor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Treasury Regulations)
     2. Grantor’s U.S. employer identification number is                     .
     3. Grantor’s office address is:
New York Life Insurance Company
51 Madison Avenue, Room 1104
New York, NY 10010
     Grantor understands that this certification may be disclosed to the Internal Revenue Service by Grantee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief, it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Grantor in the capacity set forth below.
Executed as of                                          , 2006

NEW YORK LIFE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT J
LIST OF PENDING LITIGATION
None

EXHIBIT K
TENANT ESTOPPEL CERTIFICATE
                    , 2006
New York Life Insurance Company
51 Madison Avenue
Suite 907
New York, New York 10010
Attention: Mr. Ron Petit
Re: Industrial Occupancy Agreement (“Lease”) between New York Life Insurance Company as landlord or its assignees (“Landlord”), and                                                              as tenant (“Tenant”), dated                                          for approximately                      square feet of space (the “Premises”) in that certain building located at 4670 Shelby Drive, Memphis, Tennessee (the “Project”), as amended by the following amendments [list; if none, say “None”]:
                                                                                                                           .
Ladies and Gentlemen:
     Tenant understands that Nuvasive, Inc., or its assigns, (“Buyer”) intends to purchase the Project from Landlord. Tenant presently leases the Premises within the Project pursuant to the Lease, and, in connection with the foregoing, Tenant does hereby certify to Landlord and Buyer as follows:
1.	Attached hereto as Exhibit “A” is a true, complete and accurate copy of the Lease and all amendments and modifications thereto.

2.	The Lease is in full force and effect; there are no amendments or modifications of any kind to the Lease except as referenced above; except as specifically described in the Lease, there are no other promises, agreements, understandings, or commitments between Landlord and Tenant relating to the Premises leased under the Lease except as follows [list, if none, say “None"]; and Tenant has not given Landlord any notice of termination under the Lease.

3.	There has not been and is now no subletting of the Premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party.

4.	A security deposit in the amount of $ has been delivered by Tenant to the Landlord under the Lease.

5.	To the best of Tenant’s knowledge, no default, event of default, or breach by Landlord currently exists under the Lease and remains uncured, and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, will or could constitute an event of default or breach under Lease. Tenant has made no claim against Landlord alleging Landlord’s default under the Lease. Tenant is currently not in default under the Lease and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, will or could constitute a material event of default, or breach by Tenant under the Lease.
6.	Tenant is in possession of the Premises and has accepted the Premises, including any work of Landlord performed therein pursuant to the terms and provisions of the Lease, and all common areas of the Project (including, without limitation, parking areas, sidewalks, access ways and landscaping) as being in compliance with the Lease and satisfactory for Tenant’s purposes.

7.	Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. The base rent specified in the Lease is $ per month and has been paid by Tenant through , 2006. Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease (including, without limitation, reimbursements for utility expenses as set forth in the Lease) and has no offsets, deductions, defenses or claims to its obligations under the Lease. Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification.

8.	Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease, and there are no unpaid or unreimbursed construction allowances or other offsets due Tenant under the Lease, except as follows: [list, if none, say “None”]:

9.	Tenant is open for business and in operation in the Project.

10.	Tenant acknowledges that the initial term of the Lease commenced on and shall expire on , 20___, unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the lease term.

11.	There has not been filed by or against Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the Bankruptcy Code of the United States or any state thereof, or any other action brought under said Bankruptcy Code with respect to Tenant.

12.	The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant.

13.	Tenant has no option or right to purchase the Project in which the Premises are located, or any part thereof.

14.	Tenant acknowledges and agrees that Landlord and Buyer and Buyer’s lender (if any) shall be entitled to rely on Tenant’s certifications set forth herein.
          IN WITNESS WHEREOF, Tenant has executed this Estoppel Certificate this                      day of                                         , 2006.

TENANT:

By:
Name:
Title: